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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

    We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (No.333-172946) on Form N-2 of Centre Lane Investment Corp. of our report for 10th Lane Finance Co., LLC dated March 2, 2011, relating to our audit of the financial statements, which is included as an exhibit to this Registration Statement.

    We also consent to the reference of our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ MCGLADREY & PULLEN, LLP
New York, New York
June 8, 2011

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm